UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 20, 2024

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway
Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-8006
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On February 20, 2024, Dun & Bradstreet Holdings, Inc. (the “Company” or “Dun & Bradstreet”) entered into Amendment No. 2 (the “Amendment”) to that certain Employment Agreement of Mr. Anthony M. Jabbour, our Chief Executive Officer, dated as of February 8, 2019 and as previously amended on June 18, 2020. A summary of the material provisions of the Amendment is below:

•Mr. Jabbour’s annual base salary was increased to $1,000,000 effective as of January 1, 2024. The change to Mr. Jabbour’s base salary was approved following discussion with the Compensation Committee’s independent compensation consultant in consideration of Mr. Jabbour’s total compensation level relative to his peers and market data, experience, duties and the responsibilities of his role.

•All equity awards granted to Mr. Jabbour by our Company or our affiliates will become immediately vested upon a termination of Mr. Jabbour’s employment by the Company without “Cause” or by Mr. Jabbour for “Good Reason” or upon Mr. Jabbour’s death or disability without regard to achievement of applicable performance conditions.

The foregoing description of the terms and conditions of Amendment No. 2 to Mr. Jabbour’s Employment Agreement is qualified in its entirety by the terms and conditions of Amendment No. 2 to Mr. Jabbour’s Employment Agreement, which we expect to file with our Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt
Joe A. Reinhardt
Chief Legal Officer
Date:	February 22, 2024